UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2004

MIDWEST GENERATION, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-59348	33-0868558
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

One Financial Place
440 South LaSalle Street, Suite 3500
Chicago, Illinois  60605

(Address of principal executive offices, including zip code)

312-583-6000

(Registrant’s telephone number, including area code)

Items 1 through 4, 6 and 8 through 12 are not included because they are inapplicable.

This current report includes forward-looking statements. Midwest Generation has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Midwest Generation’s control.   Midwest Generation has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Midwest Generation’s 2003 Annual Report on Form 10-K. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 5.  Other Events

On July 28, 2004, Midwest Generation, LLC (the “Company”) issued a press release announcing that it has commenced an offer to exchange up to $1,000,000,000 aggregate principal amount of new 8.75% Second Priority Senior Secured Notes due 2034, which have been registered under the Securities Act of 1933, as amended, for an equal principal amount of its outstanding unregistered 8.75% Second Priority Senior Secured Notes due 2034. The Company is attaching  a copy of the press release as Exhibit 99.1 to this Current Report on Form 8-K.  Such information is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

Exhibit 99.1	Press Release of the Company, dated July 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midwest Generation, LLC

(Registrant)

Date:	July 28, 2004	/s/ Kevin M. Smith
KEVIN M. SMITH
Manager and Vice President